UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2014
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 29, 2014, as part of its annual grant of equity compensation awards, Raytheon Company (the “Company”) awarded a new form of restricted stock units (“RSUs”) to retiree-eligible employees who have attained the age of 60 with at least ten years of service with the Company. A total of 179,190 RSUs were awarded to eligible employees, including certain eligible executive officers. Consistent with the Company’s annual awards of restricted stock, the RSUs vest on specified anniversaries of the grant date. The RSUs continue to vest (but do not accelerate) on the scheduled vesting dates into retirement, subject to the employee's compliance with certain post-employment covenants, including non-competition and non-solicitation. The RSUs are consistent with the Company’s previously-disclosed approach of granting RSUs that continue to vest to eligible employees as set forth in the Company’s 2014 proxy statement, as well as the terms of the Company’s compensation plans as described in the proxy statement, and the form RSU agreements previously filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended March 30, 2014.
Due to the continued vesting provisions of the RSUs and the applicable accounting requirements, the Company will recognize the total amount of the stock compensation expense associated with the RSUs in the second quarter of 2014 rather than over the vesting period of the awards. The Company expects the incremental stock compensation expense from the RSUs to impact income from continuing operations attributable to Raytheon Company in the second quarter of 2014 by approximately $17 million before tax or $12 million after tax, or approximately $0.04 per share on earnings per share from continuing operations (“EPS”). The Company included the estimated impact of the second quarter 2014 RSU stock compensation expense in its 2014 financial outlook provided on the Company’s quarterly earnings call for the first quarter ended March 30, 2014, including its full-year EPS range and estimated second quarter EPS. As a result, the incremental stock compensation expense from the RSUs should have no effect on the 2014 financial outlook already provided by the Company.
The foregoing summary description of the RSU awards is not intended to be complete and is qualified in its entirety by reference to the complete text of the form of RSU agreements, for U.S. and non-U.S. residents, filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q for the period ended March 30, 2014, which are incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	June 4, 2014	By:_/s/ David C. Wajsgras_____________
David C. Wajsgras
Senior Vice President and Chief Financial Officer